CERTIFICATE OF DESIGNATION, PREFERENCES,

                                  AND RIGHTS OF

                 SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                       OF

                              SUNPHARM CORPORATION

         SUNPHARM CORPORATION, a Delaware corporation (the "Corporation"), does hereby certify that, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code, the Board of Directors, at a meeting of its members held on November 10, 1998 adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of 300,000 shares of the Corporation's Preferred Stock, par value $.001 per share, which resolution is as follows:

RESOLVED:         That  pursuant to the  authority  granted to and vested in the
                  Board of Directors of the  Corporation in accordance  with the provisions of the Certificate of Incorporation, as amended, of the  Corporation,  the  Board  hereby  designates  a series of
                  Preferred Stock of the Corporation,  par value $.001 per share
                  (the "Preferred  Stock"),  consisting of 300,000 shares of the authorized  unissued  Preferred  Stock, as Series A Redeemable
                  Convertible  Preferred  Stock (the "Series A Preferred"),  and
                  hereby fixes such  designation  and number of shares,  and the powers, preferences and relative,  participating,  optional or
                  other  rights,   and  the   qualifications,   limitations  and
                  restrictions thereof as set forth below, and that the officers of  the  Corporation,  and  each  acting  singly,  are  hereby authorized,  empowered and directed to file with the Secretary
                  of  State  of  the  State  of   Delaware  a   Certificate   of
                  Designation, Preferences and Rights of the Series A Redeemable
                  Convertible Preferred Stock, as such officer or officers shall deem necessary or advisable to carry out the purposes of this Resolution.

         SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK. The preferences, privileges and restrictions granted to or imposed upon the Corporation's Series A Redeemable Convertible Preferred Stock, par value $.001 per share, or the holders thereof, are as follows:

         1.       LIQUIDATION RIGHTS.

         (a)      TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (i) Except as otherwise provided in Section 1(b) below, in the event of any liquidation, dissolution or winding up of the affairs (each event, a "Liquidation Event") of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class or series of the Corporation's capital stock designated to be junior to the Series A Preferred, an amount equal to the original purchase price of $4.00 per share of Series A Preferred (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to Series A Preferred and, as so adjusted from time to time, is hereinafter referred to as the "Base Liquidation Price") plus all dividends accrued or declared but unpaid, to and including the date full payment shall be tendered to the holders of Series A Preferred with respect to such Liquidation Event.

                  (ii) Following payment in full to the holders of Series A Preferred of all amounts distributable to them under Section 1(a)(i) hereof, the remaining assets of the Corporation available for distribution to holders of the Corporation's capital stock shall be distributed on a pro rata basis among the holders of the Series A Preferred on an as converted basis and the holders of the Common Stock.

                  (iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series A Preferred of all amounts distributable to them under Section 1(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Series A Preferred.

         (b) TREATMENT OF REORGANIZATIONS, CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Except as otherwise provided in Subsection 2(d)(vii) hereof, a Reorganization (as defined in Subsection 2(d)(vii) hereof) shall be regarded as a Liquidation Event of the Corporation within the meaning of this Section 1, provided, however, that the holders of at least a majority of the outstanding shares of the Series A Preferred upon the occurrence of a Reorganization shall have the option to elect the benefits of Subsection 2(d)(vii) hereof for the Series A Preferred in lieu of receiving payment in a Liquidation Event of the Corporation pursuant to this Section 1. The provisions of this Subsection 1(b) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation which is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, in which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation which is incorporated in the United States of America and which is engaged in a business similar to or related to the business of the Corporation and which does not involve a change in the terms of the Series A Preferred or of the Common Stock.

         (c) DISTRIBUTIONS OTHER THAN CASH. The amount deemed distributed to the holders of Series A Preferred upon any Liquidation Event (including any Reorganization treated as a Liquidation Event pursuant to Section 1(b)) shall be the cash or the fair market value of the property, rights, or securities distributed to such holders by the acquiring person, firm, or other entity. The value of such property, rights, or other securities shall be determined in good faith by the Board of Directors of the Corporation; provided, however, that in the event that the amounts paid pursuant to Section 1(b) consist of securities of an acquiring corporation,
(i) any shares received that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), shall be valued at the average closing price per share for such securities on the 10 days ending on the fifth day prior to the consummation of the Reorganization (the "Closing Price"), (ii) any securities of a class that is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the offer and sale of which shares have not been registered under the Securities Act shall be valued at 80% of the Closing Price and (iii) securities of a class that has not been registered under the Exchange Act shall be valued based on a valuation mutually acceptable to the Board of Directors of the Corporation and holders of at least a majority of the Series A Preferred.

         2. CONVERSION. The holders of Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

         (a)  RIGHT  TO  CONVERT;  CONVERSION  PRICE.  Each  share  of  Series A
Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $2.00 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series A Preferred (the "Conversion Price") shall initially be $2.00. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series A Preferred is convertible, as hereinafter provided.

         (b) MECHANICS OF CONVERSION. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

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

         (c)      [intentionally omitted]

         (d)      ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

                  (i) SPECIAL DEFINITIONS. For purposes of this Section 2(d), the following definitions shall apply:

                           (A) "OPTION"  shall mean rights,  options or warrants
                  to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                           (B) "ORIGINAL ISSUE DATE" shall mean the date on which shares of Series A Preferred were first issued.

                           (C) "CONVERTIBLE SECURITIES" shall mean any evidences
                  of indebtedness, shares (other than Common Stock and Series A Preferred) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 2(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than the following (collectively, "EXCLUDED SHARES"):

                                 (I) shares of Common  Stock  issued or issuable
                           upon the conversion of Series A Preferred;

                                 (II) shares of Common  Stock issued or issuable
                           as a dividend on the Series A Preferred:

                                 (III) by reason of a  dividend,  stock split or
                           other distribution on shares of Common Stock;

                                 (IV) Options to purchase shares of Common Stock
                           issued or issuable to officers, employees or directors of, or consultants to, the Corporation pursuant to the Corporation's Amended and Restated 1994 Stock Option Plan, the Corporation's Amended and Restated 1995 Nonemployee Directors' Stock Option Plan or any stock option plan of the Corporation adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation after the Original Issue Date;

                                 (V) shares of Common  Stock  issued or issuable
                           upon the exercise of Options outstanding on the Original Issue Date or upon the exercise of the Options referred to in the foregoing clause (IV).

                  (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which a share of Series A Preferred is convertible shall be made by adjustment in the Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise unless (i) the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock and (ii), prior to such issuance, the Corporation fails to receive written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                  (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

                           (A) OPTIONS AND CONVERTIBLE SECURITIES.  In the event
                  the Corporation at any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock (other than Excluded Shares) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                 (I) No  further  adjustment  in the  Conversion
                           Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                 (II) If such Options or Convertible  Securities
                           by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall,
                           upon  any  such   increase   or

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

                           decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                           (III) Upon the  expiration of any such options or any
                  rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                 (a) In the case of  Convertible  Securities  or
                           Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                 (b) In the  case  of  Options  for  Convertible
                           Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                           (IV) No readjustment pursuant to clause (II) or (III)
                  above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                           (V) In the case of any Options  which expire by their
                  terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such

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

                  adjustment shall be made in the same manner provided in clause
                  (III) above; and

                           (VI) If such  record  date  shall have been fixed and
                  such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(d)(iii) as of the actual date of their issuance.

                           (B) STOCK DIVIDENDS, STOCK DISTRIBUTIONS AND SUBDIVISIONS. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                                    (I) In the  case  of any  such  dividend  or
                           distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                                    (II) In the case of any such subdivision, at
                           the close of business on the date immediately prior to the date upon which corporate action becomes effective.

                           If such record date shall have been fixed and no part
                  of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(d)(iii) as to the time of actual payment of such dividend.

                  (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                           (A) In the event the Corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(B), which event is dealt with in Section 2(d)(vi) hereof), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of

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

                  which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

                           (B) For the purposes of Section  2(d)(iv)(A)  hereof,
                  (i) all shares of Common Stock issuable upon conversion of shares of Series A Preferred, and upon exercise of options or conversion or exchange of Convertible Securities which are part of the Excluded Shares, outstanding immediately prior to any issue of Additional Shares of Common Stock, or any event with respect to which Additional Shares of Common Stock shall be deemed to be issued, shall be deemed to be outstanding and
                  (ii) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 2(d)((iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                           (C) Notwithstanding anything to the contrary contained herein, the applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 2(d)(iv)(A) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                  (v)  DETERMINATION  OF  CONSIDERATION.  For  purposes  of this
         Section 2(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (A) CASH AND PROPERTY. Such consideration shall:

                                 (I) Insofar as it consists of cash, be computed
                           at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends at the time of such issue;

                                 (II) Insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                 (III) In the event  that  Additional  Shares of
                           Common Stock are issued together with other shares or securities or other assets of the

                           Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                           (B)   OPTIONS   AND   CONVERTIBLE   SECURITIES.   The
                  consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK.

                           (A) STOCK  DIVIDENDS,  DISTRIBUTIONS OR SUBDIVISIONS.
                  In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 2(d)(iii)(B) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

                           (B) COMBINATIONS OR CONSOLIDATIONS.  In the event the
                  outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (vii) CAPITAL REORGANIZATION,  MERGER OR SALE OF ASSETS. If at
         any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 2) or a consolidation or merger of the Corporation, or a sale of all or substantially all of the assets of the Corporation, other than a merger, consolidation or sale of all or substantially all of the assets of the Corporation in a transaction in which the shareholders of the Corporation immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction (a "Reorganization"), then, as a part of and as a condition to such Reorganization, provision shall be made so that the holders of shares of the Series A Preferred shall thereafter be entitled to receive upon conversion of the shares of the Series A Preferred the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of the Series A Preferred immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock or other securities issuable upon conversion of the shares of the Series A Preferred) shall be applicable after such Reorganization in as nearly equivalent manner as may be reasonably practicable.

                  In the case of a transaction to which both this Subsection 2(d)(vii) and Subsection 1(b) hereof apply, the holders of at least a majority of the outstanding shares of the Series A Preferred upon the occurrence of a Reorganization shall have the option to elect treatment either under this Subsection 2(d)(vii) or under Subsection 1(b) hereof, notice of which election shall be given in writing to the Corporation not less than five (5) business days prior to the effective date of such Reorganization. If no such election is timely made, the provisions of Subsection 1(b) and not of this Subsection 2(d)(vii) shall apply.

                  The provisions of this Subsection 2(d)(vii) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation which is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, in which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation which is incorporated in the United States of America and which is engaged in a business similar to or related to the business of the Corporation and which does not involve a change in the terms of the Series A Preferred or of the Common Stock.

         (e) NO IMPAIRMENT. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred against impairment.

         (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Preferred, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series A Preferred furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Series A Preferred.

         (g) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         (h) COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred.

         (i) CERTAIN TAXES. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series A Preferred, provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series A Preferred.

         (j) CLOSING OF BOOKS. The corporation shall at no time close its transfer books against the transfer of any Series A Preferred, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred in any manner which interferes with the timely conversion or transfer of such Series A Preferred.

         3.       VOTING RIGHTS.

         (a) Except as otherwise required by law or this Certificate of Incorporation the holders of Series A Preferred and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, on the following basis:

                  (i) Holders of Common Stock shall have one vote per share of Common Stock held by them; and

                  (ii) Holders of Series A Preferred shall have that number of votes per share of Series A Preferred as is equal to the number of shares of Common Stock into which each such share of Series A Preferred held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting.

         (b) ELECTION OF DIRECTORS. In addition to voting as a single class with the holders of the Common Stock for the election of directors, so long as there shall be outstanding at least 100,000 shares of Series A Preferred (adjusted for any stock splits, dividend or similar events affecting the Series A Preferred after the date of this Certificate), a majority of the holders of the Series A Preferred voting separately from the holders of Common Stock shall at all times be entitled to elect one member of the Board of Directors.

         4.       DIVIDEND RIGHTS.

         (a) From and after the Original Issue Date, dividends shall accrue on each share of the Series A Preferred, whether or not funds are legally available therefor and whether or not declared by the Board of Directors, at the rate per annum equal to $0.32 per share of Series A Preferred (the "Series A Dividends"). From time to time the Board of Directors of the Corporation may declare and pay dividends or distributions on shares of the Common Stock, provided that no such dividend or other distribution may be declared or paid on the Common Stock (other than a dividend payable entirely in shares of the Common Stock of the Corporation) unless (1) all accrued Series A Dividends shall have been paid in full prior to the date of any such declaration, payment or distribution and (2) no shares of Series A Preferred remain outstanding on the date of any such declaration, payment or distribution.

         (b) If, with the consent of the holders of at least a majority of the outstanding Series A Preferred, the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock (other than a dividend payable entirely in shares of the Common Stock of the Corporation), then the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of the Series A Preferred payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series A Preferred as would have been payable on the largest number of whole shares of Common Stock which each share of Series A Preferred held by each holder thereof would have received if such Series A Preferred had been converted to Common Stock pursuant to the provisions of Section 2 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends.

         (c) In the event the Board of Directors of the Corporation shall declare a dividend payable upon any class or series of capital stock of the corporation other than Common Stock, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series A Preferred, payable at the same time as such dividend on such other class or series of capital stock in an amount equal to (i) in the case of any series or class convertible into Common Stock, that dividend per share of Series A Preferred as would equal the dividend payable on such other class or series determined as if all such shares of such class or series had been converted to Common Stock and all shares of Series A Preferred have been converted to Common Stock on the record date for the determination of holders entitled to receive such dividend or (ii) if such class or series of capital stock is not convertible into Common Stock, at a rate per share of Series A Preferred determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by the Base Liquidation Price then in effect.

         (d) Notwithstanding the foregoing provisions of this Section 4: (i) upon any conversion of the Series A Preferred pursuant to Section 2 above, all accrued and unpaid dividends on such shares of Series A Preferred to and until the date of such conversion shall be forfeited and shall not be due and payable; and (ii) the payment of all or any portion of accrued and unpaid dividends on Series A Preferred may be waived by the affirmative vote of holders of not less than a majority in interest of the Series A Preferred, voting as a separate class.

         5.       COVENANTS.

         The   Corporation   shall  not,   without  first  having  obtained  the
affirmative vote or written consent of the holders of not less than two-thirds in voting power of the outstanding shares of Series A Preferred:

                  (i)  Amend,  alter or  repeal  any  provision  of,  or add any
         provision  to,  the  Corporation's   Certificate  of  Incorporation  or
         By-Laws;

                  (ii) Alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred;

                  (iii) Increase the authorized number of shares of the Series A Preferred or any other series of capital stock of the Corporation;

                  (iv) Reclassify any shares of any class or series of the capital stock of the Corporation into shares having any preference or priority superior to or on a parity with any such preference or priority of the Series A Preferred;

                  (v) Create, authorize or issue any other class or series of capital stock or any security convertible into or evidencing the right to purchase shares of any class or series of capital stock of the Corporation having any preference or priority superior to or on a parity with any such preference or priority of the Series A Preferred; or

                  (vi) Effect (A) any Liquidation Event of the Corporation or any of its subsidiaries, (B) any sale, lease, assignment, transfer or other conveyance (other than the grant of a mortgage or security interest in connection with indebtedness for borrowed money) of all or substantially all the assets of the Corporation, or (C) any consolidation or merger of the Corporation with or into any other entity.

         6. NO REISSUANCE OF SERIES A PREFERRED. No share or shares of Series A Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue.

         7.       REDEMPTION.

                  (a) At the written request in the form of notice to the Corporation (the

"Redemption Notice") of the holder or holders of at least a majority of the shares of Series A Preferred then outstanding made at any time after November ___, 2000 , the Corporation shall redeem on the Redemption Date (as such term is defined below), at a redemption price per share equal to the greater of the original Conversion Price, being $2.00 per share, or the Conversion Price as adjusted at the Redemption Date for such Series A Preferred, plus an amount equal to any accrued or declared but unpaid dividends thereon (the "Redemption Price"), all of the outstanding Series A Preferred. The Redemption Price may be payable, at the Corporation's option, in cash or a number of shares of Common Stock, as determined pursuant to Section 7(d) below.

         (b) On and after the Redemption Date, all rights of all holders with respect to those shares of Series A Preferred being redeemed by the Corporation pursuant to Section 7(a), except the right to receive the Redemption Price per share of Series A Preferred as hereinafter provided, shall cease and terminate, and such shares of Series A Preferred shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary set forth herein, if the Corporation defaults in the payment of the Redemption Price in respect of any share of Series A Preferred, then the rights of the holder or holders with respect to such shares of Series A Preferred shall continue until the Corporation cures such default.

         (c) On the twentieth (20th) business day following the date upon which the Corporation received the Redemption Notice (the "Redemption Date") from a majority of holders of Series A Preferred the Corporation shall pay each holder of Series A Preferred the applicable Redemption Price pursuant to the terms of
Section 7(a), provided that the Corporation or its transfer agent has received the certificate(s) representing the shares of Series A Preferred to be redeemed.

         (d) The Redemption Price shall be payable, at the Corporation's option, in cash or in shares of Common Stock, or any combination thereof; PROVIDED that if the Corporation elects to pay the aggregate Redemption Price in cash and shares of Common Stock, the cash portion shall be allocated pro rata to all holders of Series A Preferred. In the event that the Corporation elects to pay all or any portion of the Redemption Price in shares of Common Stock, such shares of Common Stock shall be valued at the lowest of (i) the Market Price Per Share (as defined below) of the Common Stock on November ____, 1998, (ii) the Market Price Per Share of the Common Stock on the original issue date of the Series A Preferred and (iii) the Market Price Per Share of the Common Stock on the date which is two business days prior to the Redemption Date. The "Market Price Per Share" of the Common Stock on any date shall mean the average of the daily closing prices per share of Common Stock for the 20 consecutive Trading Days immediately prior to such date; PROVIDED that in the event that the current market price per share of Common Stock is determined during a period following the announcement by the Corporation of (A) a dividend or distribution on the Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock or (B) any subdivision, combination or reclassification of the Common Stock and prior to the expiration of 20 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price Per Share shall be appropriately adjusted to reflect ex-dividend trading or such subdivision, combination or reclassification. The closing price for each day shall be (i) if the Common Stock is then quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or another primary national securities exchange, the closing bid price of the Common Stock as reported by the Nasdaq National Market, the Nasdaq SmallCap Market or such primary national securities exchange (as the case may be), (ii) if the Common Stock is not then traded on the Nasdaq National Market, the Nasdaq SmallCap Market nor on a national securities exchange, the closing bid price in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System or, if not so reported, the price as reported by the National Quotation Bureau, Inc., or any organization performing a similar function or (iii) if no such prices are then furnished, the fair market value of a share of Common Stock as mutually determined by the Board of Directors of the Corporation and holders of at least a majority of the Series A Preferred.

         8. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the Corporation not expressly provided for in the terms of the Series A Preferred shall be vested in the Common Stock.

         The holders of the Series A Preferred shall vote as a separate class with respect to any matter or proposed action as to which applicable law or this Certificate of Incorporation require the vote, consent, or approval of the holders of the Series A Preferred.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this _____ day of November, 1998.

                                    SUNPHARM CORPORATION



                                    By:      ______________________________
                                    Name:
                                    Title: